Exhibit 99.1

SINCLAIR
LOCAL MEDIA
PRO FORMA CAPITALIZATION
JANUARY 2025
SINCLAIR

DISCLAIMER
Forward-Looking Statements:
Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the objectives, plans and strategies of Sinclair, Inc. and its subsidiaries, including Sinclair Television Group, Inc. (“STG”), (collectively, “Sinclair”), and all statements (other than statements of historical facts) that address activities, events or developments that Sinclair intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “outlook,” “believe,” “hope,” “may,” “anticipate,” “should,” “seek,” “intend,” “plan,” “will,” “expect,” “achieve,” “estimate,” “project,” “positioned,” “strategy,” the negative of those words and similar expressions, and are based on expectations, assumptions, estimates and projections about our business and the industry made by Sinclair’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled. Any forward-looking statements in this communication are made as of the date hereof, and Sinclair undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: risks and uncertainties discussed in the reports that Sinclair has filed with the Securities and Exchange Commission (the “SEC”); general economic, market, or business conditions; and other circumstances beyond Sinclair’s control. Refer to the section entitled “Risk Factors” in Sinclair’s annual and quarterly reports filed with the SEC for a discussion of important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements.
Non-GAAP Financial Measures:
This presentation contains certain financial measures, including pro forma Adjusted EBITDA, Adjusted EBITDA, L8QA Adjusted EBITDA, first-out first lien net leverage, first lien net leverage, net leverage and weighted average cost of debt, which are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) (collectively, the
“non-GAAP financial measures”). These non-GAAP financial measures should not be construed as an alternative to the financial measures presented in accordance with GAAP and may not comply with the SEC rules governing the presentation of non-GAAP financial measures that are applicable to filings with the SEC. In addition, some of the adjustments that are reflected in the non-GAAP financial measures as presented in this presentation may not be allowed under Regulation S-K and our measurements of, and methodology for calculating, the non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies. It should be noted that companies calculate non-GAAP financial measures differently; as a result, the non-GAAP financial measures presented herein may not be comparable to similarly-titled measures reported by other companies or to similarly-titled measures for Sinclair. Further information with respect to and reconciliations of such measures to net income, the most directly comparable GAAP financial measure, or to other non-GAAP financial measures, as applicable, can be found in the appendix to this presentation or on our website.
This presentation is neither an offer to sell nor a solicitation of an offer to buy any securities of Sinclair or any subsidiary or affiliate thereof.

ESTIMATED SOURCES & USES AND PRO FORMA CAPITALIZATION

INDICATIVE SOURCES & USES ($MM)

Sources	
New First-Out RC	$ -
New First-Out Debt	1,428
Extending Term Loan B-3	714
Extending Term Loan B-4	731
Second-Out 1L Notes	246
New 2L Notes (from Existing non-AHG Identified Holders)	432
Total Sources	**$3,551**

Uses	
Paydown of Term Loan B-2	$1,175
Exchange of Term Loan B-3	714
Exchange of Term Loan B-4	731
Exchange Existing non-AHG Identified Holders 2030 Senior Secured Notes	432
Exchange 2030 Senior Secured Notes	246
Paydown of AHG 2030 Senior Secured Notes @ 84	50
Paydown of AHG 2027 Senior Unsecured Notes @ 97	101
Transaction Fees and Expenses	102
Total Uses	**$3,551**

SBG PRO FORMA CAPITALIZATION ($MM)

	Maturity / Tenor	Coupon	As of 12/31/24E	PF xL8QA 12/31/24E STG Credit Agreement Adj. EBITDA	Transaction Adjustments	Pro Forma	PF xL8QA 12/31/24E STG Credit Agreement Adj. EBITDA
Cash & cash equivalents (less 2025 expected DSG tax pmt)			$182[3]			$182[3]	
New First-Out RCF	*Feb-30[1]*				-	-	
New First-Out Debt[2]	*8 years[2]*				*1,428*	*1,428*	
Total First-Out 1L Debt						**$1,428**	**2.1x**
Net First-Out 1L Debt						**$1,246**	**1.8x**
Extending Term Loan B-3	*Dec-29[1]*	*S+330*	-		*714*	*714*	
Extending Term Loan B-4	*Dec-30[1]*	*S+410*	-		*731*	*731*	
Second-Out 1L Notes	*Dec-32*	*4.375%*	-		*246*	*246*	
Total 1L Debt						**$3,119**	**4.5x**
Net 1L Debt						**$2,937**	**4.2x**
New 2L Notes	*8 years*	*9.750%*	-		*432*	*432*	
Total 2L + 1L Debt						**$3,551**	**5.1x**
Net 2L + 1L Debt						**$3,369**	**4.8x**
Non-Extended RCF ($37.5mm)	Dec-25	S+200	-		-	-	
Partially-Extended RCF ($612.5mm)	Apr-27	S+200	-		-	-	
Term Loan B-2	Sep-26	S+250	1,175		*(1,175)*	-	
Term Loan B-3	Apr-28	S+300	714		*(714)[4]*	-	
Term Loan B-4	Apr-29	S+375	731		*(731)[4]*	-	
4.125% Senior Secured Notes	Dec-30	4.125%	737		*(737)[4]*	-	
Total Secured Debt			**$3,357**	**4.8x**		**$3,551**	**5.1x**
Net Secured Debt			**$3,175**	**4.6x**		**$3,369**	**4.8x**
5.125% Senior Unsecured Notes	Feb-27	5.125%	274		*(104)*	170	
5.500% Senior Unsecured Notes	Mar-30	5.500%	485			485	
Other Debt			37			37	
Total Debt			**$4,153**	**6.0x**		**$4,242**	**6.1x**
Net Total Debt			**$3,971**	**5.7x**		**$4,060**	**5.8x**
Pro Forma 12/31/24E L8QA STG Credit Agreement Adj. EBITDA (less L8QA DSG mgmt. fees)[5]				**$695**			**$695**

Source: Sinclair Broadcast Group, LLC ("SBG") filings; debt figures shown updated for amortization payments made in Q4 2024; [1] Springing maturity ahead of funded debt other than the 2027s; [2] Subject to market conditions; [3] Projected YE cash balance net of the expected $121MM DSG tax payments in 2025, representing STG's portion of Sinclair's expected overall DSG tax payments; [4] Assumes 100% participation in RCF, TLB-3, TLB-4 and 2030 senior secured note exchanges and no borrowings under the backstopped First-Out Term Loan Facility; [5] Based on management estimate for 12/31/24 STG Credit Agreement Adjusted EBITDA of $749MM less ~$54MM of L8QA DSG management fees. STG Credit Agreement Adjusted EBITDA is Consolidated EBITDA as defined in the STG bank credit agreement over the last eight consecutive quarters divided by two.

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